Globe Specialty Metals Reports Increased Earnings and Margin Expansion
In Third Quarter Fiscal 2015; Preliminary Proxy Statement/Prospectus on Form F-4 Filed Today in Connection With The Proposed Business Combination With Ferro-Atlantica

•	Adjusted diluted earnings per share attributable to GSM increased 43% to $0.20 from the third quarter of last year and decreased 5% from the prior quarter
•	Adjusted EBITDA increased 29% to $38.0 million from the third quarter of last year and increased 2% from the prior quarter
•	Adjusted net income increased 46% to $15.1 million from the third quarter of last year, down 2% from the prior quarter
•	Adjusted EBITDA Margin increased 30% to 19.5% from the third quarter of last year and increased 3% from the prior quarter
•	Sales of $194.7 million were down 0.7% from the third quarter of last year and down 1.7% from the prior quarter
•	The Board of Directors authorized a Quarterly Dividend to $0.08 per share to be paid on June 24, 2015 to Shareholders of Record as of June 10, 2015
•	Preliminary proxy statement/prospectus on Form F-4 filed today with the U.S. Securities and Exchange Commission in connection with Globe’s proposed business combination with Grupo FerroAtlántica

MIAMI, May 6, 2015 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”), one of the lowest-cost global silicon metal and silicon-based alloy producers, today announced results for the third quarter fiscal 2015 ended March 31, 2015.

Adjusted EBITDA was $38.0 million in the third quarter, an increase of 29% from $29.5 million in the third quarter of last year and up 2% from $37.4 million in the prior quarter, while adjusted diluted earnings per share attributable to GSM for the third quarter were $0.20, up 43% from third quarter of last year and down 5% to the prior quarter.  Adjusted net income of $15.1 million for the third quarter of fiscal 2015 was up 46% compared to the third quarter of fiscal 2014 and down 2% from the prior quarter.  Net sales of $194.7 million in the third quarter were down 0.7% from the third quarter of last year and down 1.7% compared to the second quarter of fiscal 2015, largely due to weather related shipping delays.

On a reported basis, EBITDA for the third quarter was $29.1 million, compared to $17.1 million in the prior year and $30.1 million in the second quarter of fiscal 2015.  Reported Diluted EPS for the third quarter of fiscal 2015 was $0.10 per share, compared to $0.13 per share in the prior quarter and $0.02 per share in the third quarter of fiscal 2014.  Reported net income attributable to GSM for the third quarter of fiscal 2015 was $7.7 million, compared to $10.0 million in the prior quarter.

Globe CEO Jeff Bradley commented, “During the quarter we posted strong incremental performance driven by earnings growth from a continued focus on overall cost controls.”  He added, “We have also continued to progress our proposed business combination with Grupo FerroAtlántica, which will allow us to further capitalize on fast-growing end-markets such as automotive and solar in the U.S. and abroad, while continuing to reduce our costs and drive value for our shareholders.”

Adjusted EBITDA was as follows:

	Third Quarter		Nine Months
	FY 2015	FY 2014	FY 2015	FY 2014
Reported EBITDA	$29,143	17,052	$92,476	56,616
Transaction and due diligence expenses	7,468	52	8,582	521
Remeasurement of stock option liability	1,373	7,179	(2,068)	27,068
Business interruption	–	2,697	2,352	2,697
Quebec Silicon lockout costs	–	1,747	–	6,645
Siltech start-up costs	–	541	3,060	541
Remeasurement/true-up of equity compensation	–	200	–	200
Divestiture indemnification payment	–	–	4,559	–
Lease termination	–	–	457	–
Plant relocation	–	–	568	–
Quebec Silicon curtailment gain	–	–	–	(5,831)
Contract acquisition cost	–	–	–	14,400
Variable compensation	–	–	–	3,885
Bargain purchase gain	–	–	–	(29,538)
Adjusted EBITDA, excluding above items	$37,984	29,468	$109,986	77,204

Third quarter fiscal 2015 results were negatively impacted by $5.1 million after-tax for transaction related fees and due diligence expenses, and by $0.9 million after-tax due to the re-measurement of stock option liability.

Cash decreased by $32.5 million, as a result of payment of $25.0 million towards a revolving credit agreement, contributing to the increase in net debt of $9.1 million from the end of the second quarter fiscal 2015 to $24.1 million.  Cash flow from operating activities in the third quarter was $7.5 million, capital expenditures totalled $10.5 million (Siltech was $2.6 million of the total capital expenditures for the quarter), and dividends totalled $5.9 million.  Capital expenditures were primarily related to maintenance and unplanned outage repairs.  Net working capital increased $12.3 million in the third quarter as compared to the second quarter primarily due to the ramping up of the South African facility, partially offset by extending supplier contractual payment terms through the initiation of a supplier accounts payable program.  Total debt outstanding decreased $24.4 million in the third quarter compared to the prior quarter to $100.8 million.  Total cash and cash equivalents and marketable securities were $76.6 million as of March 31, 2015.

Adjusted diluted earnings per share, which excludes the items listed below, were as follows:
	Third Quarter		Nine Months
	FY 2015	FY 2014	FY 2015	FY 2014
Reported Diluted EPS	$0.10	0.02	$0.40	0.21
Tax rate adjustment	0.02	-	0.05	0.02
Transaction and due diligence expenses	0.07	-	0.08	-
Remeasurement of stock option liability	0.01	0.07	(0.02)	0.25
Business interruption	-	0.02	0.02	0.02
Quebec Silicon lockout costs	-	0.02	-	0.06
Siltech start-up costs	-	0.01	0.03	0.01
Divestiture indemnification payment	-	-	0.04	-
Plant relocation	-	-	0.01	-
Deferred financing fees write-off	-	-	-	0.03
Quebec Silicon curtailment gain	-	-	-	(0.03)
Contract acquisition cost	-	-	-	0.13
Variable compensation	-	-	-	0.04
Bargain purchase gain	-	-	-	(0.39)
Adjusted diluted EPS, excluding above items	$0.20	0.14	$0.61	0.35

Adjusted net income attributable to GSM, which excludes the items listed below, was as follows:
	Third Quarter		Nine Months
	FY 2015	FY 2014	FY 2015	FY 2014
Reported net income attritbutable to GSM	$7,723	1,561	$29,398	15,477
Tax rate adjustment	1,376	339	3,704	2,269
Transaction and due diligence expenses	5,078	35	5,835	353
Remeasurement of stock option liability	934	4,882	(1,405)	18,407
Business interruption	-	1,834	1,599	1,834
Quebec Silicon lockout costs	-	1,188	-	4,518
Siltech start-up costs	-	368	2,081	368
Remeasurement/true-up of equity compensation	-	136	-	136
Divestiture indemnification payment	-	-	3,100	-
Lease termination	-	-	311	-
Plant relocation	-	-	386	-
Quebec Silicon curtailment gain	-	-	-	(2,022)
Contract acquisition cost	-	-	-	9,792
Variable compensation	-	-	-	2,642
Bargain purchase gain	-	-	-	(29,538)
Deferred financing fees write-off	-	-	-	2,281
Adjusted net income attritbutable to GSM	$15,111	10,343	$45,009	26,517

Update on the Proposed Business Combination with Grupo FerroAtlántica

Globe announced on February 23, 2015, a proposed business combination with Grupo FerroAtlántica, a world-leading producer of silicon metal, silicon alloys and ferroalloys, to create a diversified global player better positioned for growth along with a broader product offering.  The parties today filed with the U.S. Securities and Exchange Commission  a preliminary proxy statement/prospectus on Form F-4 in connection with the transaction.  The transaction is subject to customary closing conditions, including Globe shareholder approval and receipt of regulatory approvals in the U.S. and other jurisdictions.  The competition authorities in Germany have cleared the transaction and, after discussion with the competition authorities in Spain, the parties have determined that a filing is not required in Spain.  The regulatory process continues in the U.S. and South Africa.  The transaction is expected to close in the fourth quarter of 2015 as previously announced.

Dividend

On May 5, 2015, the Company’s board of directors approved a quarterly dividend of $0.08 per share, payable on June 24, 2015 to shareholders of record at the close of business on June 10, 2015.

Conference Call

Globe will review third quarter fiscal 2015 results during its quarterly conference call on May 7, 2015 at 9:00 AM Eastern Time.  The dial-in number for the call is 877-293-5491.  International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register.  The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com.  Click on the Third Quarter Fiscal 2015 Earnings Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets.  Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers.  The Company is headquartered in Miami, Florida.  For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections.  Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  The Company's actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; with respect to the proposed business combination with Grupo FerroAtlantica, the timing to complete the proposed transaction, including the receipt of shareholder approval, and that regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; and other factors identified in the Company’s periodic reports filed with the SEC.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it.  Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

Non-GAAP Measures

EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures.

We have included these measures to provide supplemental measures of our performance which we believe are important because they eliminate items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  Reconciliations of these measures to the comparable GAAP financial measures are provided in the attached financial statements.

Important Information

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction among Globe, Grupo Villar Mir, FerroAtlántica and VeloNewco.  In connection with the proposed transaction, Globe and VeloNewco intend to file relevant materials with the SEC, including VeloNewco’s registration statement on Form F-4 that will constitute a prospectus of VeloNewco and will include a proxy statement of Globe.  On May 6, 2015, VeloNewco filed with the SEC a preliminary proxy statement/prospectus on Form F-4 in connection with the proposed transaction.  The information in the preliminary proxy statement/prospectus is not complete and may be changed.  Investors and security holders are urged to read the definitive proxy statement/prospectus when it becomes available, together with all other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website, http://www.sec.gov, or for free from Globe by contacting the Corporate Secretary, Globe Specialty Metals, 600 Brickell Avenue, Suite 1500, Miami, FL 33131, telephone: 786-509-6900 (for documents filed with the SEC by Globe) and from Grupo Villar Mir by contacting Investor Relations, Torre Espacio, Paseo de la Castellana, 259 D 49a, 28046 Madrid, Spain, +34 91 556 7347 (for documents filed with the SEC by FerroAtlantica or VeloNewco.

Participants in Solicitation

Globe, Grupo Villar Mir, FerroAtlántica and VeloNewco and their directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Globe common stock with respect to the proposed transaction. Information about Globe’s directors and executive officers is set forth in the proxy statement for Globe’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on October 27, 2014. To the extent holdings of Globe securities have changed since the amounts contained in the proxy statement for Globe’s 2014 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the acquisition (once available). These documents (when available) may be obtained free of charge from the SEC’s website http://www.sec.gov, or from Globe and Grupo Villar Mir using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

*           *           *

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Income Statements
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

Net sales	$194,653	198,016	196,057	$598,752	547,457
Cost of goods sold	153,793	157,745	164,926	480,155	467,919
Selling, general, and administrative expenses	25,011	23,024	23,392	63,600	75,029
Contract acquisition cost	-	-	-	-	14,400
Curtailment gain	-	-	-	-	(5,831)
Operating income (loss)	15,849	17,247	7,739	54,997	(4,060)
Other income (expense):
Bargain purchase gain	-	-	-	-	29,538
Interest income	69	57	1	207	33
Interest expense, net of capitalized interest	(983)	(1,130)	(1,012)	(3,356)	(6,940)
Foreign exchange loss	(992)	(85)	(1,999)	(1,982)	(3,008)
Other income	620	214	5	1,409	23
Income before provision for (benefit from) income taxes	14,563	16,303	4,734	51,275	15,586
Provision for (benefit from) inome taxes	6,036	5,478	2,717	19,359	(3,199)
Net income	8,527	10,825	2,017	31,916	18,785
Income attributable to noncontrolling interest, net of tax	(804)	(852)	(456)	(2,518)	(3,308)
Net income attributable to Globe Specialty Metals, Inc.	$7,723	9,973	1,561	$29,398	15,477
Weighted average shares outstanding:
Basic	73,750	73,749	74,291	73,751	74,964
Diluted	73,881	73,877	74,435	73,886	75,070
Earnings per common share:
Basic	$0.10	0.14	0.02	$0.40	0.21
Diluted	0.10	0.13	0.02	0.40	0.21

EBITDA:
Net income	$8,527	10,825	2,017	$31,916	18,785
Provision for (benefit from) income taxes	6,036	5,478	2,717	19,359	(3,199)
Net interest expense	914	1,073	1,011	3,149	6,907
Depreciation, depletion, amortization and accretion	13,666	12,761	11,307	38,052	34,123
EBITDA	$29,143	30,137	17,052	$92,476	56,616

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2015	2014	2014
Assets
Current assets:
Cash and cash equivalents	$72,067	104,533	112,922
Marketable securities	4,571	5,660	5,475
Accounts receivable, net	75,958	67,644	95,330
Inventories	122,052	117,753	77,167
Deferred tax assets	3,779	484	4,173
Prepaid expenses and other current assets	18,636	22,376	22,197
Total current assets	297,063	318,450	317,264
Property, plant, and equipment, net	450,309	463,091	457,926
Deferred tax assets	778	840	125
Goodwill	43,343	43,343	43,343
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	5,973	5,973	5,973
Other assets	1,755	1,871	3,375
Total assets	$799,698	834,045	828,483

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,838	42,546	43,860
Short-term debt	656	72	15
Share-based liabilities	5,376	9,919	12,214
Accrued expenses and other current liabilities	39,941	36,437	34,530
Total current liabilities	88,811	88,974	90,619
Long-term liabilities:
Revolving credit agreements and other long-term debt	100,113	125,122	125,000
Deferred tax liabilities	48,241	47,595	46,093
Other long-term liabilities	46,995	50,038	49,680
Total liabilities	284,160	311,729	311,392
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	402,234	401,802	398,139
Retained earnings	83,310	81,487	70,190
Accumulated other comprehensive loss	(26,251)	(17,697)	(8,397)
Treasury stock at cost	(29,208)	(29,208)	(26,618)
Total Globe Specialty Metals, Inc. stockholders’ equity	430,093	436,392	433,322
Noncontrolling interest	85,445	85,924	83,769
Total stockholders’ equity	515,538	522,316	517,091
Total liabilities and stockholders’ equity	$799,698	834,045	828,483

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

Cash flows from operating activities:
Net income	$8,527	10,825	2,017	$31,916	18,785
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	13,666	12,761	11,307	38,052	34,123
Share-based compensation	432	958	544	3,469	(1,275)
Curtailment gain	-	-	-	-	(5,831)
Bargain purchase gain	-	-	-	-	(29,538)
Amortization of deferred financing fees	42	42	44	130	3,621
Unrealized foreign exchange loss	206	336	580	242	473
Deferred taxes	(1,655)	1,475	13,280	2,990	3,345
Amortization of customer contract liabilities	-	(1,831)	(1,927)	(3,727)	(5,293)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,177)	23,551	(25,367)	21,879	(11,706)
Inventories	(6,926)	(25,697)	10,952	(46,259)	25,227
Prepaid expenses and other current assets	3,664	(3,319)	(8,089)	3,107	3,926
Accounts payable	1,339	(5,808)	1,461	(2,480)	3,974
Accrued expenses and other current liabilities	(516)	757	(22,233)	(652)	(45)
Other	(1,086)	3,829	(6,000)	1,617	1,430
Net cash provided by (used in) operating activities	7,516	17,879	(23,431)	50,284	41,216
Cash flows from investing activities:
Capital expenditures	(10,529)	(13,798)	(9,954)	(41,163)	(28,018)
Acquisition of businesses, net of cash acquired	-	-	-	-	(3,800)
Proceeds from sale (purchase) of marketable securities	971	350	(3,155)	8,326	(5,841)
Net cash used in investing activities	(9,558)	(13,448)	(13,109)	(32,837)	(37,659)
Cash flows from financing activities:
Net borrowings (payments) of short-term debt	575	4	-	565	(269)
Net (payments) borrowings on revolving credit agreements	(25,000)	-	16,000	(25,000)	(14,250)
Debt issuance costs	-	-	-	-	(1,080)
Dividend payment	(5,900)	(5,531)	(5,559)	(16,963)	(15,915)
Proceeds from stock option exercises	-	23	180	80	180
Purchase of treasury shares	-	-	(19,331)	(242)	(26,614)
Other financing activities	(633)	(646)	(654)	(1,925)	(1,917)
Net cash used in financing activities	(30,958)	(6,150)	(9,364)	(43,485)	(59,865)
Effect of exchange rate changes on cash and cash equivalents	534	(143)	262	313	(446)
Net decrease in cash and cash equivalents	(32,466)	(1,862)	(45,642)	(25,725)	(56,754)
Cash and cash equivalents at beginning of period	104,533	106,395	158,564	97,792	169,676
Cash and cash equivalents at end of period	$72,067	104,533	112,922	$72,067	112,922

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$372	534	924	$1,432	2,783
Cash paid (refunded) for income taxes, net	1,254	9,700	(2,446)	11,166	(5,982)

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014
Shipments in metric tons:
Silicon metal	38,285	38,436	36,530	116,137	99,780
Silicon-based alloys	30,949	32,450	37,396	97,299	102,797
Total shipments*	69,234	70,886	73,926	213,436	202,577

Average selling price ($/MT):
Silicon metal	$2,934	2,916	2,791	$2,885	2,754
Silicon-based alloys	2,008	2,030	2,001	2,029	2,000
Total*	$2,520	2,511	2,391	$2,495	2,371
Average selling price ($/lb.):
Silicon metal	$1.33	1.32	1.27	$1.31	1.25
Silicon-based alloys	0.91	0.92	0.91	0.92	0.91
Total*	$1.14	1.14	1.08	$1.13	1.08

* Excludes by-products and other

INVESTOR CONTACTS: Globe Specialty Metals, Inc.

Joe Ragan, 786-509-6925
Chief Financial Officer
Email: jragan@glbsm.com
Or Jeff Bradley, 786-509-6908 Chief Executive Officer Email: jbradley@glbsm.com

MEDIA CONTACTS: Brunswick Group

Marleen Geerlof, 212-333-3810